EXHIBIT 11
                                      ----------

                       COMPUTATION OF PER SHARE EARNINGS (LOSS)
                       ---------------------------------------
                        (In thousands, except per share data)


                                                                   Three Months Ended
                                                                       March 31,
                                                                   -----------------
Basic Per Share Earnings (Loss)                                      1998      1997
------------------------------                                       ----      ----



Average shares outstanding during period                            21,306    19,842
                                                                   =======   =======



Net loss                                                           $  (992)  $  (696)

Undeclared cumulative dividends on
    preferred stock                                                    (50)      (50)
                                                                   -------   -------
Net loss applicable to common shares                               $(1,042)  $  (746)
                                                                   =======   =======




Basic net loss per common share                                    $  (.05)  $  (.04)
                                                                   =======   =======

                                      EXHIBIT 11
                                      ----------

                  COMPUTATION OF PER SHARE EARNINGS  (LOSS) (Cont'd)
                  -------------------------------------------------
                        (In thousands, except per share data)


                                                                   Three Months Ended
                                                                       March 31,
                                                                   ------------------
Diluted Per Share Earnings (Loss)                                    1998      1997
---------------------------------                                    ----      ----


Average shares outstanding during period                            21,306    19,842

Employee stock options assumed exercised                               598         -

Dilutive effect of convertible securities computed by the "if converted" method:

    Series A preferred stock                                            95       126
    Series B & C preferred stock                                     1,986     1,986
                                                                   -------   -------
                                                                    23,985    21,954
                                                                   =======    ======



Net loss applicable to common shares                               $  (992)   $ (696)
                                                                   =======    ======



Diluted net loss per common share                                  $  (.04)   $ (.03)
                                                                   =======    ======



